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Ultratech, Inc.

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Company Contact: Bruce R. Wright Senior Vice President and CFO Phone: 408/321-8835	Investor Relations Contact: The Blueshirt Group Suzanne Schmidt, 415/217-4962 suzanne@blueshirtgroup.com Melanie Solomon, 415/217-4964 melanie@blueshirtgroup.com

ULTRATECH ISSUES STATEMENT IN RESPONSE TO NEUBERGER BERMAN’S NOTICE OF

DIRECTOR NOMINATIONS

SAN JOSE, Calif.— April 22, 2016— Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today issued a statement in response to a notice received from an affiliate of Neuberger Berman LLC that it intends to nominate two nominees for election to Ultratech’s Board of Directors (the “Board”) at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The statement is as follows:

“The Board and management of Ultratech are committed to strong corporate governance and maintaining an open dialogue with our stockholders and welcome constructive input. We are disappointed by Neuberger’s nominations, especially in light of our willingness to work cooperatively with them. The Company has engaged in numerous discussions with Neuberger over the past several months in order to understand Neuberger’s views and recommendations. Based on input from Neuberger, we have taken action on succession planning and are in the process of refreshing the Board based upon a plan approved by the Board.

Our Board’s Corporate Governance and Nominating Committee has met with and thoroughly vetted Neuberger’s proposed candidates. However, neither candidate had the applicable business and industry expertise that would be relevant to a semiconductor capital equipment company. The Committee is currently looking to add a Director who has more relevant semiconductor capital equipment and related industries experience and/or operational experience with the Company’s key customers. Based on referrals from other stockholders, the Company is currently in the final stages of selecting a Director candidate who meets these criteria.

The Ultratech Board and management team remain focused on enhancing shareholder value. The Company is very pleased with the first quarter 2016 financial results that were reported yesterday, and the guidance given for the second quarter of 2016. Following the earnings report issued yesterday morning, Ultratech’s stock price reached an intra-day 52 week high of $22.97, and through the year to date is up by 11.91%, as compared to the SOXX index which is up by 0.63% and the Russell 2000 index which is down by 0.01%.”

Ultratech’s stockholders are not required to take any action at this time.

Important Information

Ultratech Inc. (“Ultratech”), will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement in connection with its 2016 annual meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ULTRATECH WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Ultratech at http://ir.ultratech.com.

Certain Information Regarding Participants

Ultratech, its directors and certain of its officers and other employees may be deemed to be participants in the solicitation of Ultratech’s stockholders in connection with its 2016 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in Ultratech’s proxy statement for its 2015 annual meeting, which was filed with the SEC on June 8, 2015. To the extent holdings of Ultratech’s securities by such persons have changed since the amounts printed in the 2015 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ultratech’s 2016 Annual Meeting. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by Ultratech with the SEC from the sources listed above.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” “provides,” “demonstrates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKF)